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                                                                    Exhibit 3.10


                                     BYLAWS

                                       OF

                          LOS ANGELES GREAT DANE, INC.


                                   ARTICLE ONE

                                 CAPITAL  STOCK

      1.1 Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and countersigned by the Secretary or an Assistant Secretary, and the seal of the corporation shall be affixed thereto. The name of the person owning the shares, the number of shares and the date of issue shall be entered on the stub of each certificate. Any share certificate exchanged, transferred or cancelled, including the stub of each share certificate issued, shall be kept by the Secretary in the corporation's minute book.

      1.2 Transfers of shares shall be made on the records of the corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly endorsed for transfer.

      1.3 Each holder of common stock shall be entitled to one (1) vote for each share of stock standing in his or her name.

      1.4 Shares in the corporation shall be voted by the holder of record or by another shareholder in the corporation in accordance with a proxy or any agreement providing for the voting of the shares.

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                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

      2.1 The annual meeting of the shareholders of the corporation shall be held at the corporation's principal office on the first Monday in January of each year, or, if said day is not a business day, then on the next succeeding day which is a business day; provided, however, the Board of Directors, by appropriate resolution, may select another date and place for the annual meeting of shareholders.

      2.2 Annual or special meetings of shareholders may be held within or without the State of Georgia at such place and time as may from time to time be fixed by the Board of Directors or as may be specified in the notice of said meeting. If no location is specified, such meeting shall be held at the principal office of the corporation.

      2.3 Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the President, or any holder or holders of as much as one-third of the outstanding capital stock of the corporation. Notice of annual and special meetings shall be given to the shareholders of record entitled to vote not less than ten (10) nor more than fifty (50) days before the meeting. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called, and no action may be taken at a special meeting which is not specified or described in such notice.


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      2.4   Notice of any meeting of the shareholders may be waived by instrument in writing executed before or after the meeting. Attendance at such meeting in person or by proxy shall constitute a waiver of such notice thereof, unless such attendance is for the sole purpose of objecting to the holding of such meeting.

      2.5 At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, announcing the time and place to which the meeting is adjourned, and ten (10) days notice of the resumption of an adjourned meeting shall be given to the shareholders of record entitled to vote before the adjourned meeting is continued.

      2.6 Any action to be taken at a meeting of the shareholders, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by, all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE THREE

                                    DIRECTORS

      3.1 Subject to these Bylaws, or any lawful agreement between or among the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may


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exercise all of the powers that may be exercised or performed by the corporation.

      3.2 The Board of Directors shall consist of five (5) members. Great Dane Trailers, Inc., being the majority shareholder of the Corporation, shall have the authority to elect three (3) of the directors of the corporation, and the minority shareholder(s) shall have the authority to elect the remaining two
(2) directors. Directors shall be elected at the annual meeting of shareholders and serve until the next annual meeting of shareholders or until their successors are elected, whichever is later. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of three (3) of the directors present at the meeting.

      3.3 Should the place of any director become vacant prior to the expiration of his or her term, the shareholder(s) who elected such director shall be entitled to appoint a director to fill such vacancy. Such newly appointed director shall continue until the expiration of the term of the director whose place became vacant.

      3.4 The directors shall meet annually following the annual meeting of the shareholders. Special meetings of the directors may be called at any time by the Chairman of the Board of Directors or by any one (1) director upon five
(5) days notice. All such special meetings of the directors shall be held at the corporation's principal office, unless otherwise agreed by a


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majority of the directors.  Notice of any such meeting may be waived by instrument in writing. Attendance in person at such meeting shall constitute a waiver of notice thereof, unless such attendance is for the sole purpose of objecting to the holding of such meeting.

      3.5 Any action to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      3.6 Any director may be removed from office, with or without cause, upon the majority vote of the shareholders at a meeting with respect to which notice of such purpose is given.

                                  ARTICLE FOUR

                                    OFFICERS

      4.1 The principal officers of the corporation shall consist of a Chairman of the Board of Directors, a President and a Secretary/Treasurer. The officers shall be elected by the Board of Directors and shall serve at the pleasure of the directors. The offices of President and Secretary/Treasurer may not be held by the same person.

      4.2 The Chairman of the Board of Directors shall be the chief executive officer of the corporation and be responsible for the formulation of the sales and operating policies of the corporation. The Chairman of the Board of Directors also shall perform such other duties and have such other powers and responsibilities as may be assigned to him or her from time to


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time by the Board of Directors.

      4.3 The President shall be the chief operating officer of the corporation and shall have general and active management of the operation of the corporation. The President shall be responsible for the day-to-day administration of the corporation, including general supervision of the policies and financial affairs of the corporation.

      4.4 The Secretary/Treasurer shall be responsible for the minutes of all the meetings of the shareholders and directors and for authenticating records of the corporation. The Secretary/Treasurer shall have charge of the corporation's minute book and seal. The Secretary/Treasurer shall be charged with the overall responsibility of the financial affairs of the corporation and shall have the responsibility to recommend action concerning the corporation's financial affairs to the Chairman of the Board of Directors, the President and the Board of Directors. The Secretary/Treasurer also shall perform such other duties and have such other powers and responsibilities as may be assigned to him or her from time to time by the Chairman of the Board of Directors, the President and/or the Board of Directors.

      4.5 The Board of Directors may elect, or the Chairman of the Board of Directors and/or the President with the concurrence of the Board of Directors may appoint, one or more Vice Presidents and one or more assistants to the Secretary/Treasurer, who, if elected or appointed, shall have such duties and responsibilities as may be assigned to them from time to time by the Chairman of the Board of Directors, the President and/or the


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Board of Directors.

                                  ARTICLE FIVE

                                      SEAL

      5.1 The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such seal at any time, the signature of the corporation followed by the word "SEAL" enclosed in parentheses or scroll, shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary (or as Assistant Secretary) and shall be affixed on all corporate share certificates and other corporate papers where necessary or appropriate.

                                   ARTICLE SIX

                                   AMENDMENTS

      6.1 These Bylaws may be amended by a vote of at least three (3) directors or by a majority vote of the shareholders, provided that the shareholders may provide by resolution that any Bylaw provision adopted, repealed, amended or altered by them may not be repealed, amended, altered or readopted by the Board of Directors.

                                  ARTICLE SEVEN

                                     NOTICES

      7.1 Any notice required to be given under these Bylaws may be personally delivered or may be mailed by first class mail, postage pre-paid, addressed to the recipient at the address for such recipient maintained by the corporation in its records. Such notice shall be deemed to have been given when received if


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personally delivered or, if mailed, on the third day after the day on which it was mailed. Any shareholder or director may establish or change the address to which such notices shall be mailed or delivered by so notifying the corporation in accordance with this Section 7.1. All notices to the corporation shall be mailed or delivered to the principal office of the corporation.


                                  ARTICLE EIGHT

                                 INDEMNIFICATION

      8.1   (a)   Under the circumstances prescribed in section 8.2 hereof, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by


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judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) Under the circumstances prescribed in section 8.2 hereof, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly


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and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      8.2 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section 8.1 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided in the preceding sentence and except as may be ordered by a court, any indemnification under section 8.1 hereof shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in section 8.1 hereof. Such a determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by independent legal counsel employed by the corporation, in a written opinion, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

      8.3 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or


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proceeding as authorized by the Board of Directors generally or as to a specific case or as to a specific person or persons (designated by name, title or class of persons), upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article Eight.

      8.4 The provisions for indemnification and advancement of expenses provided by this Article Eight shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any bylaw, agreement, either specifically or in general terms, resolution, or approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted with respect to the liability of any director, officer, employee or agent for (a) any appropriation, in violation of his duties, of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) liabilities of a director imposed by section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from


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which the director, officer, employee or agent derived an improper personal benefit.

      8.5   (a)   The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Eight.

            (b) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event within 15 months from the date of such payment, send by first class mail (or if the corporation shall have at the time more than 500 shareholders entitled to vote, by such other means as may be authorized by the Georgia Business Corporation Code for notices of meetings of shareholders), to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.


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      8.6   As a condition to any such right of indemnification, or to receive advancement of expenses, the corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the corporation and at the expense of the corporation.

      8.7 The rights to indemnification and advancement of expenses provided in this Article Eight shall continue notwithstanding that a person who would otherwise have been entitled to indemnification or advancement of expenses hereunder shall have ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such persons.


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